Exhibit 99.1

 NewMarket Technology, Inc. Begins New Era With New Management and New Forecast
               to Increase Emerging Market Sales by 100% or More


                       Breaking $100 Million Revenue Mark

                           February 1, 2010 9:02 AM ET

NewMarket Technology, Inc. (PINKSHEETS: NWMT) announced today that Mr. Bruce Noller officially succeeded the Company's Founder, Philip Verges, in the role of Chief Executive Officer. Noller is scheduled to present his plan to increase the Company's overall revenue to a profitable $150 million for 2010 in a Webcast tomorrow, February 2, 2010. The majority of NewMarket's revenue is currently generated from its emerging market operations in Asia and Latin America, and Noller is forecasting a 100% increase in emerging market sales this year. In his presentation tomorrow, Noller is also expected to address the steps he is taking to move the Company's listing to the OTCBB this year and subsequently achieve a national exchange listing for the Company's global systems integration operations. NewMarket already files annual audited financial reports and other reports with the U.S. Securities and Exchange Commission as required by the OTCBB and has recently engaged legal counsel to manage the OTCBB application process.


2010 Virtual Town Hall and Newly Appointed Chief Executive Officer


NewMarket has released a letter to shareholders introducing Mr. Noller and providing more detail on the management change. Further details are also available in the Company's 2010 Virtual Town Hall videocast. Both the letter to shareholders and the 2010 Virtual Town Hall are available on the corporate website Investor Relations webpage:

http://www.newmarkettechnology.com/investor-relations.htm.

Sign Up to Receive Regular NewMarket Updates

NewMarket sends regular Company updates to its opt-in, permission-based email database. Interested investors can easily, safely and quickly register to receive these communications directly on the corporate website homepage at www.newmarkettechnology.com. Recipients can manage their own email contact
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About NewMarket Technology, Inc. (www.newmarkettechnology.com)

NewMarket is a reporting company with audited financial reports filed with the SEC. NewMarket provides systems integration, technology infrastructure services and emerging technology worldwide. NewMarket has a focus on providing technology and support services to rapidly growing economies where technology purchasing is on the rise. In addition to its base of operations in North America, NewMarket has operations today in the growing economies of China, Southeast Asia, Brazil and Northern Latin America. Last year the Company reported over $40 million in revenue from Asia and over $20 million in revenue from Latin America. Overall, NewMarket reported over $95 million in revenue for 2008.

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Across the globe,  NewMarket  is a  Microsoft  and Oracle  partner,  distributes various computer hardware and peripherals from brand partners such as Dell, HP, IBM, Cisco, Sony, Epson, Canon and Sanyo and is also an authorized reseller of operating systems and various software from companies such as Red Hat, Sybase, IBM, BEA, Veritas and others. Additionally, the Company works with emerging technologies such as mobile computing, various security and wireless broadband technologies. NewMarket's rapid growth since 2002 has placed the Company on the Deloitte Technology Fast 500 for 5 consecutive years. NewMarket was recognized as the third fastest growing technology company in the United States in 2006 and the number one fastest growing technology company in North Texas for two years in a row.

"SAFE HARBOR STATEMENT" UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995"

This press release contains forward-looking statements that involve risks and uncertainties. The statements in this release are forward-looking statements that are made pursuant to safe harbor provision of the Private Securities Litigation Reform Act of 1995. Actual results, events and performance could vary materially from those contemplated by these forward-looking statements. These statements involve known and unknown risks and uncertainties, which may cause NewMarket's actual results in future periods to differ materially from results expressed or implied by forward-looking statements. These risks and uncertainties include, among other things, product demand and market competition. You should independently investigate and fully understand all risks before making investment decisions.

Contact:

NewMarket Technology, Inc.
Investor Relations
214-722-3065
ir@newmarkettechnology.com